Exhibit 10.6
FIVE SIGMA LTD

Consulting Fee Agreement

This Consulting Fee Agreement is made as of the 17th day of April, 2007   by

BETWEEN:

Alternative Ethanol Technologies, Inc.

(Hereinafter referred to as the Company)

OF THE FIRST PART;

And –

Five Sigma Ltd.

(Hereinafter called the Consultant)

OF THE SECOND PART

WHEREAS the Company is desirous of engaging the services of the Consultant to provide services in accordance with the terms of this Agreement.

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration,

ARTICLE 1.00 -	INTERPRETATION

1.01
The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of construction of this Agreement.

1.02
In this Agreement, the use of the singular number shall include the plural and vice versa.  The use of gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate or politic, an association or any other form of incorporated or unincorporated organization or entity.

1.03
When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded.  If the last day of such period is not a business day, the period in question shall end of the next business day.

1.04
Any references herein to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

ARTICLE 2.00 -	DUTIES AND RESPONSIBILITIES

2.01	The Consultant agrees that it will generally provide the following specified consulting services during the term specified in Sec. 3.1;

2.02
Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community and creating the foundation for subsequent financial public relations efforts; and

2.03
Assist and advise the Company with respect to its stockholder and investor relations, relations with brokers, dealers, analysts and other investment professionals, and financial public relations generally; and

2.04
At the Company’s request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and

2.05	Otherwise perform as the Company’s financial relations and public relations consultant.

2.06	It is further understood that the Company shall be responsible for complying with all applicable laws and regulations.

2.07
The Company agrees to indemnify and hold the Consultant harmless from any loss or expense, including reasonable attorneys' fees incurred by the Consultant as a result of any failure by the Company, to comply with its responsibilities as described in this Agreement.

2.08
The Company further agrees not to attempt to circumvent this agreement in any form or attempt to deprive the Consultant of any fees or other forms of remuneration due under this Agreement.  To that end, this document shall apply to all corporations of the Company, divisions, subsidiaries, employees, consultants, principals, agents, associates, assignees and/or other associated persons.

2.09	The Company acknowledges that this agreement may be modified to reflect a legal name change to the name utilized for funding.

ARTICLE 3.00	TERMS AND TERMINATION

3.01
This Agreement shall continue for a term of twelve (12) months from the date of its execution and shall be exclusive to the Consultant for the initial four (4) months of the term unless otherwise terminated by either party by written notice thereof.  Termination shall not affect obligations of the Company, arising prior to termination.  During the initial four (4) months of this Agreement, the Company therein agrees not to enter into an agreement for similar or like type services as provided under this Agreement.

3.02(a)
Notwithstanding anything set forth herein, the Company shall have the right to terminate this Agreement for any reason at any time within the terms of this Agreement.  In the event of such termination, this Agreement shall terminate and be effective on the date set forth in the Notice of Termination and when full and final payment of fees and expenses due, have been made to the Consultant.  Any amount of the Retainer Fee not applied to monthly fees hereunder or expenses incurred prior to the date of such termination shall be returned to the Company.

3.02(b)
This Agreement may be terminated by the Consultant at any time.  Upon such termination, the Consultant shall be entitled to receive from the Company in no less than three (3) business days, an amount equal to all non paid fees and non-reimbursed expenses incurred by the Consultant as of the date of termination.

ARTICLE 4.00 -	FEES AND INDEMNITY

4.01
In return for the Consulting Services rendered hereunder, the Company agrees to compensate the Consultant with a Retainer Fee in the amount of $200,000 due in line with the execution of this Agreement.  The Retainer Fee shall be applied monthly against the fee charged by Consultant in the amount of  $16,666.66 per month for each month during the term of this Agreement.

4.02
The Company agrees to reimburse the Consultant for expenses incurred by the Consultant while traveling either on Company business or while traveling to or from the Company and the Consultant’s office.   Reimbursable expenses incurred by the Consultant shall include but shall not be limited to air fare, hotel/motel lodging, meals, car rentals, parking and telephone and/or communication expenses incurred in the representation of the Company.  A mileage expense will be charged at a rate $.62 a mile when the Consultant is traveling utilizing his own vehicle on behalf of the Company.  Expenses incurred by the Consultant shall be paid by the Company upon presentation of an appropriate invoice for the expenses incurred.  Upon presentation of said invoice by the Consultant, the Company will take immediate steps to pay the Consultant’s in a time frame not to exceed three (3) business days from date of presentation.

4.02
It is expressly agreed, represented and understood that the Consultant is not a broker-dealer, underwriter, employee, agent or servant of the Company and the parties hereto have entered into an arms length independent contract for the rendering of consulting services.  Furthermore, this Agreement shall not be deemed to constitute or create a partnership, joint venture, master-servant, employer-employee, principal-agent or any other relationship apart from that of an independent contractor and contractee relationship.

4.03
Should the Company at any time require “additional” services from the Consultant, the Consultant will therein provide a “quotation,” either verbal or in writing, at the Consultant’s then current billing rate.

4.04	The Company agrees to indemnify the Consultant against any liabilities, costs, claims, actions or legal expenses incurred as a result of this engagement.

ARTICLE 5.00 -	GENERAL CONTRACT PROVISIONS

5.01
In the event, that any provision herein or part thereof, shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts thereof shall be and remain in full force and effect.   If, in any judicial proceeding, any provision of this Agreement is found to be so broad as to be unenforceable, it is hereby agreed that such provision shall be interpreted to be only so broad as to be enforceable.

5.02	This Agreement binds the Company and its successors and assigns hereafter.

5.03
The Consultant and the Company are independent business entities. Wherein, neither party has the right or authority to and shall not assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect.

5.04
Unless otherwise indicated to the contrary, all monetary amounts referred to in this Agreement referencing actions meriting a Consulting Fee and/or reimbursement of expenses due to the Consultant shall be in United States dollars.

5.05
The Company agrees to reimburse the Consultant for any cost and expense (including reasonable attorney’s fees, court costs and disbursements) incurred by the Consultant in collection of the fees and/or expenses due under this Agreement.

5.10
This Agreement constitutes the entire Agreement between the parties in connection therewith and there are no warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.  The parties herein agree that the execution of this Agreement has not been induced by, nor do either of the parties regard as material, any representation not made expressly herein.   No modification, variation, waiver or termination of this Agreement shall be binding unless executed in writing by both parties and clearly expressed to be a modification, variation waiver or termination, as the case may be.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written below.

ACCEPTED AND AGREED TO
THIS DATE,

Alternative Ethanol Technologies, Inc.

Ed Hennessey, President	Date